Exhibit 99.1

SUPERVALU Reports Second Quarter Fiscal 2015 Results

Diluted EPS from continuing operations of $0.11; Save-A-Lot network ID sales positive 6.5%;
Save-A-Lot corporate store ID sales positive 8.2%; Retail Food ID sales positive 0.4%;
Independent Business consortium completes Rainbow transactions.

MINNEAPOLIS--(BUSINESS WIRE)--October 16, 2014--SUPERVALU INC. (NYSE: SVU) today reported second quarter fiscal 2015 net sales of $4.02 billion and net earnings from continuing operations of $31 million ($0.11 per diluted share).

Results for the second quarter of fiscal 2015 included $1 million in after-tax information technology intrusion costs, net of insurance recoverable. When adjusted for this item, second quarter fiscal 2015 net earnings from continuing operations were $32 million ($0.11 per diluted share). Net earnings from continuing operations for last year’s second quarter were $40 million ($0.15 per diluted share) and included $9 million in after-tax income related to the sale of a property and a $3 million after-tax charge related to a legal settlement. When adjusted for these items, second quarter fiscal 2014 net earnings from continuing operations were $34 million ($0.13 per diluted share). [See tables 1-5 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

"Midway through fiscal 2015, I am encouraged with the progress we have made across the business,” said President and CEO Sam Duncan. “The investments we have made at Save-A-Lot continue to drive sales and our Retail Food stores recorded their third consecutive quarter of positive identical store sales.” Duncan continued, “The addition of the Rainbow stores this past quarter is a positive for our Independent Business and we are encouraged by the early results.”

Second Quarter Results – Continuing Operations
Second quarter net sales were $4.02 billion compared to $3.95 billion last year, an increase of 1.8 percent. Identical store sales in the Save-A-Lot network were positive 6.5 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 8.2 percent. Identical store sales in the Retail Food segment were positive 0.4 percent. Total sales within the Independent Business segment decreased 1.1 percent. Fees earned under the Transition Services Agreements (“TSA”) in the second quarter were $44 million compared to $62 million last year.

Gross profit for the second quarter was $572 million, or 14.2 percent of net sales. Last year’s second quarter gross profit was $576 million, or 14.6 percent of net sales. The decrease in gross profit rate compared to last year was primarily driven by lower fees earned under the TSA, predominantly related to the one-year transition fee earned under the TSA in fiscal 2014 of $60 million of which $18 million was recognized in the second quarter of fiscal 2014.

Selling and administrative expenses in the second quarter were $478 million, or 11.9 percent of net sales, and included $1 million in net pre-tax information technology intrusion costs. When adjusted for this item, selling and administrative expenses were $477 million, or 11.9 percent of net sales. Selling and administrative expenses in last year’s second quarter were $464 million, or 11.8 percent of net sales, and included $14 million in pre-tax income related to the sale of a property and a $5 million pre-tax charge related to a legal settlement. When adjusted for these items, selling and administrative expenses in the second quarter of fiscal 2014 were $473 million, or 12.0 percent of net sales. The decline in adjusted selling and administrative expenses as a percent of net sales was primarily driven by lower pension and depreciation expense partly offset by higher employee-related costs.

Net interest expense for the second quarter was $46 million. Net interest expense for last year’s second quarter was $51 million. The decrease in interest expense was primarily driven by lower average rates and lower outstanding balances.

SUPERVALU’s income tax expense was $18 million, or 36.9 percent of pre-tax earnings, for the second quarter, compared to $22 million, or 35.1 percent of pre-tax earnings in last year’s second quarter.

Independent Business

Second quarter Independent Business net sales were $1.82 billion compared to $1.84 billion last year, a decrease of 1.1 percent, primarily due to lost accounts, including one New Albertson’s, Inc. banner that completed the transition to self-distribution and a larger lost customer, and lower military sales, partially offset by new business including increased sales to existing customers.

Independent Business operating earnings in the second quarter were $54 million, or 2.9 percent of net sales. Last year’s Independent Business operating earnings in the second quarter were $73 million, or 3.9 percent of net sales and included $14 million in pre-tax income related to the sale of a property. When adjusted for this item, Independent Business operating earnings in the second quarter of fiscal 2014 were $59 million, or 3.2 percent of net sales. The decrease in Independent Business adjusted operating earnings was primarily attributable to higher employee-related costs and lower margins from stronger private brands pricing support and lower levels of vendor funding.

Save-A-Lot

Second quarter Save-A-Lot net sales were $1.05 billion compared to $972 million last year, an increase of 8.0 percent, reflecting the impact from network identical store sales of positive 6.5 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 8.2 percent.

Save-A-Lot operating earnings in the second quarter were $26 million, or 2.5 percent of net sales. Last year’s Save-A-Lot operating earnings in the second quarter were $32 million, or 3.3 percent of net sales, and included a $5 million pre-tax charge related to a legal settlement. When adjusted for this item, Save-A-Lot operating earnings in the second quarter of fiscal 2014 were $37 million, or 3.7 percent of net sales. The decrease in Save-A-Lot adjusted operating earnings was primarily attributable to incremental investments to lower prices to customers, higher shrink and advertising costs partially offset by the benefit of higher sales.

Retail Food

Second quarter Retail Food net sales were $1.10 billion compared to $1.07 billion last year. Identical store sales were positive 0.4 percent.

Retail Food operating earnings in the second quarter were $20 million, or 1.8 percent of net sales. Last year’s Retail Food operating earnings were $7 million, or 0.8 percent of net sales. The increase in Retail Food operating earnings was primarily driven by the benefit of lower levels of shrink and promotional spending.

Corporate

Second quarter fees earned under the TSA were $44 million compared to $62 million last year. The net sales decrease reflects a one-year transition fee earned under the TSA in fiscal 2014 of $60 million, of which $18 million was recognized in the second quarter of fiscal 2014.

Net Corporate operating loss in the second quarter was $6 million and included $1 million in information technology intrusion costs, net of insurance receivable. When adjusted for this item, net Corporate operating loss in the second quarter was $5 million. Last year’s second quarter net Corporate operating loss was zero. The increase in net Corporate operating loss was driven by the impact of lower TSA fees partially offset by lower pension expense.

Cash flows – Continuing Operations

Year-to-date fiscal 2015 net cash flows provided by continuing operating activities were $158 million compared to a use of $113 million in the prior year, reflecting lower levels of cash utilized in working capital and lower cash tax payments in the current year. Year-to-date net cash flows used in investing activities were $121 million compared to $29 million the prior year, reflecting higher levels of capital expenditures and business acquisitions. Year-to-date net cash flows used in financing activities were $34 million compared to a source of $109 million in the prior year, reflecting proceeds received in the second quarter of fiscal 2014 from the issuance of common stock to Symphony Investors, net of payments toward debt financing costs.

Discontinued Operations

On March 21, 2013, the Company completed the sale of five retail grocery banners (Albertsons, Acme, Jewel-Osco, Shaw’s and Star Market). The results from these banners are presented as discontinued operations for all periods and include the operating results and charges related to these stores.

Conference Call

A conference call to review the second quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."

About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of 3,336 stores composed of 1,807 independent stores serviced primarily by the Company’s food distribution business; 1,332 Save-A-Lot stores, of which 928 are operated by licensee owners; and 197 traditional retail grocery stores (store counts as of September 6, 2014). Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC and New Albertson’s Inc., intrusions to and disruption of information technology systems, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Second Quarter Ended		Second Quarter Ended
	September 6, 2014		September 7, 2013
(In millions, except per share data)	(12 weeks)	% of Net sales	(12 weeks)	% of Net sales

Net sales(1)	$4,018	100.0%	$3,947	100.0%
Cost of sales	3,446	85.8	3,371	85.4
Gross profit	572	14.2	576	14.6
Selling and administrative expenses(1)	478	11.9	464	11.8
Operating earnings	94	2.3	112	2.8
Interest expense, net	46	1.1	51	1.3
Equity in earnings of unconsolidated affiliates(1)	(1)	-	(1)	-
Earnings from continuing operations before income taxes(2)	49	1.2	62	1.6
Income tax provision	18	0.4	22	0.5
Net earnings from continuing operations(2)	31	0.8	40	1.0
Income from discontinued operations, net of tax	2	-	1	-
Net earnings including noncontrolling interests	33	0.8	41	1.0
Net earnings attributable to noncontrolling interests(1)	2	-	1	-
Net earnings attributable to SUPERVALU INC.	$31	0.8%	$40	1.0%

Basic net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.11		$0.15
Discontinued operations	$0.01		$-
Basic net earnings per share	$0.12		$0.15

Diluted net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.11		$0.15
Discontinued operations	$0.01		$-
Diluted net earnings per share	$0.11		$0.15

Weighted average number of shares outstanding:
Basic	260		258
Diluted	264		261

(1)

In the first quarter of fiscal 2015, the Company revised the presentation of noncontrolling interests as reflected in the Condensed Consolidated Financial Statements. Net earnings attributable to noncontrolling interests were previously presented within Selling and administrative expenses in the Condensed Consolidated Statements of Operations and have been revised to a separate presentation in Net earnings attributable to noncontrolling interests. In addition, the Company revised the presentation of equity in earnings of unconsolidated affiliates. Equity in earnings of unconsolidated affiliates was previously presented in Net sales and has been revised to a separate presentation in Equity in earnings of unconsolidated affiliates. The revisions did not impact Net earnings attributable to SUPERVALU INC. or net earnings per share for any period. Prior period amounts have been revised to conform to the current period presentation.

(2)

Results from continuing operations for the second quarter ended September 6, 2014 include information technology intrusion costs of $1, net of insurance recoverable, before tax ($1 after tax, or $0.00 pre diluted share) included within Selling and administrative expenses.

Results from continuing operations for the second quarter ended September 7, 2013 include a net gain of $9 before tax ($6 after tax, or $0.02 per diluted share), comprised of a gain on sale of property of $14 before tax ($9 after tax, or $0.03 per diluted share), offset in part by a legal settlement charge of $5 before tax ($3 after tax, or $0.01 per diluted share).

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year-To-Date Ended		Year-To-Date Ended
	September 6, 2014		September 7, 2013
(In millions, except per share data)	(28 weeks)	% of Net sales	(28 weeks)	% of Net sales

Net sales(1)	$9,252	100.0%	$9,188	100.0%
Cost of sales	7,928	85.7	7,817	85.1
Gross profit	1,324	14.3	1,371	14.9
Selling and administrative expenses(1)	1,095	11.8	1,175	12.8
Operating earnings	229	2.5	196	2.1
Interest expense, net	110	1.2	300	3.3
Equity in earnings of unconsolidated affiliates(1)	(2)	-	(2)	-
Earnings (loss) from continuing operations before income taxes(2)	121	1.3	(102)	(1.1)
Income tax provision (benefit)	42	0.5	(40)	(0.4)
Net earnings (loss) from continuing operations(2)	79	0.9	(62)	(0.7)
(Loss) income from discontinued operations, net of tax	(1)	-	191	2.1
Net earnings including noncontrolling interests	78	0.8	129	1.4
Net earnings attributable to noncontrolling interests(1)	4	-	4	-
Net earnings attributable to SUPERVALU INC.	$74	0.8%	$125	1.4%
		`
Basic net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations	$0.29		$(0.26)
Discontinued operations	$(0.01)		$0.76
Basic net earnings per share	$0.28		$0.50

Diluted net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations	$0.29		$(0.26)
Discontinued operations	$(0.01)		$0.75
Diluted net earnings per share	$0.28		$0.49

Weighted average number of shares outstanding:
Basic	260		251
Diluted	263		255

(1)

In the first quarter of fiscal 2015, the Company revised the presentation of noncontrolling interests as reflected in the Condensed Consolidated Financial Statements. Net earnings attributable to noncontrolling interests were previously presented within Selling and administrative expenses in the Condensed Consolidated Statements of Operations and have been revised to a separate presentation in Net earnings attributable to noncontrolling interests. In addition, the Company revised the presentation of equity in earnings of unconsolidated affiliates. Equity in earnings of unconsolidated affiliates was previously presented in Net sales and has been revised to a separate presentation in Equity in earnings of unconsolidated affiliates. The revisions did not impact Net earnings attributable to SUPERVALU INC. or net earnings per share for any period. Prior period amounts have been revised to conform to the current period presentation.

(2)	Results from continuing operations for the year-to-date ended September 6, 2014 include net charges and costs of $4 before tax ($3 after tax, or $0.01 per diluted share), compromised of information technology intrusion costs, net of insurance receivable, of $1 before tax ($1 after tax, or $0.00 per diluted share) and severance costs of $1 before tax ($1 after tax, or $0.00 per diluted share) included within Selling and administrative expenses, and a non-cash unamortized financing cost charge of $2 before tax ($1 after tax, or $0.01 per diluted share) included within Interest expense, net.

Results from continuing operations for the year-to-date ended September 7, 2013 include net costs and charges of $218 before tax ($133 after tax, or $0.52 per diluted share), comprised of non-cash unamortized financing cost charges and original issue discount acceleration of $98 before tax ($60 after tax, or $0.24 per diluted share), debt refinancing costs of $71 before tax ($44 after tax, or $0.17 per diluted share), severance costs and accelerated stock-based compensation charges of $39 before tax ($24 after tax, or $0.09 per diluted share), non-cash asset impairment and other charges of $14 before tax ($9 after tax, or $0.03 per diluted share), a legal settlement charge of $5 before tax ($3 after tax, or $0.01 per diluted share) and contract breakage and other costs of $5 before tax ($2 after tax, or $0.01 per diluted share), offset in part by a gain on sale of property of $14 before tax ($9 after tax, or $0.03 per diluted share).

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Second Quarter Ended	Second Quarter Ended
	September 6, 2014	September 7, 2013
(In millions)	(12 weeks)	(12 weeks)

Net sales
Independent Business	$1,820	$1,840
% of total	45.3%	46.6%
Save-A-Lot	1,050	972
% of total	26.1%	24.6%
Retail Food(1)	1,104	1,073
% of total	27.5%	27.2%
Corporate	44	62
% of total	1.1%	1.6%
Total net sales	$4,018	$3,947
	100.0%	100.0%

Operating earnings
Independent Business(2)	$54	$73
% of Independent Business sales	2.9%	3.9%
Save-A-Lot(3)	26	32
% of Save-A-Lot sales	2.5%	3.3%
Retail Food(1)	20	7
% of Retail Food sales	1.8%	0.8%
Corporate(4)	(6)	-
Total operating earnings	94	112
% of total net sales	2.3%	2.8%
Interest expense, net	46	51
Equity in earnings of unconsolidated affiliates(1)	(1)	(1)
Earnings from continuing operations before income taxes	49	62
Income tax provision	18	22
Net earnings from continuing operations	31	40
Income from discontinued operations, net of tax	2	1
Net earnings including noncontrolling interests	33	41
Net earnings attributable to noncontrolling interests(1)	2	1
Net earnings attributable to SUPERVALU INC.	$31	$40

LIFO charge (credit)
Independent Business	$1	$-
Retail Food	1	(1)
Total LIFO charge (credit)	$2	$(1)

Depreciation and amortization
Independent Business	$11	$11
Save-A-Lot	15	15
Retail Food	39	44
Total depreciation and amortization	$65	$70

(1)

In the first quarter of fiscal 2015, the Company revised the presentation of noncontrolling interests as reflected in the Condensed Consolidated Financial Statements. Net earnings attributable to noncontrolling interests were previously presented within Selling and administrative expenses in the Condensed Consolidated Statements of Operations and have been revised to a separate presentation in Net earnings attributable to noncontrolling interests. In addition, the Company revised the presentation of equity in earnings of unconsolidated affiliates. Equity in earnings of unconsolidated affiliates was previously presented in Net sales and has been revised to a separate presentation in Equity in earnings of unconsolidated affiliates. The revisions did not impact Net earnings attributable to SUPERVALU INC. or net earnings per share for any period. Prior period amounts have been revised to conform to the current period presentation.

(2)	Independent Business operating earnings for the second quarter ended September 7, 2013 include a gain on sale of property of $14.

(3)	Save-A-Lot operating earnings for the second quarter ended September 7, 2013 include a legal settlement charge of $5.

(4)	Corporate operating loss for the second quarter ended September 6, 2014 includes information technology intrusion costs, net of insurance receivable of $1.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Year-To-Date Ended	Year-To-Date Ended
	September 6, 2014	September 7, 2013
(In millions)	(28 weeks)	(28 weeks)

Net sales
Independent Business	$4,220	$4,303
% of total	45.6%	46.8%
Save-A-Lot	2,398	2,238
% of total	25.9%	24.4%
Retail Food(1)	2,532	2,501
% of total	27.4%	27.2%
Corporate	102	146
% of total	1.1%	1.6%
Total net sales	$9,252	$9,188
	100.0%	100.0%

Operating earnings
Independent Business(2)	$120	$128
% of Independent Business sales	2.8%	3.0%
Save-A-Lot(3)	72	84
% of Save-A-Lot sales	3.0%	3.7%
Retail Food(1)(4)	50	14
% of Retail Food sales	2.0%	0.6%
Corporate(5)	(13)	(30)
Total operating earnings	229	196
% of total net sales	2.5%	2.1%
Interest expense, net(6)	110	300
Equity in earnings of unconsolidated affiliates(1)	(2)	(2)
Earnings (loss) from continuing operations before income taxes	121	(102)
Income tax provision (benefit)	42	(40)
Net earnings (loss) from continuing operations	79	(62)
(Loss) income from discontinued operations, net of tax	(1)	191
Net earnings including noncontrolling interests	78	129
Net earnings attributable to noncontrolling interests(1)	4	4
Net earnings attributable to SUPERVALU INC.	$74	$125

LIFO charge (credit)
Independent Business	$2	$1
Retail Food	2	(2)
Total LIFO charge (credit)	$4	$(1)

Depreciation and amortization
Independent Business	$26	$29
Save-A-Lot	35	35
Retail Food	93	104
Total depreciation and amortization	$154	$168

(1)

In the first quarter of fiscal 2015, the Company revised the presentation of noncontrolling interests as reflected in the Condensed Consolidated Financial Statements. Net earnings attributable to noncontrolling interests were previously presented within Selling and administrative expenses in the Condensed Consolidated Statements of Operations and have been revised to a separate presentation in Net earnings attributable to noncontrolling interests. In addition, the Company revised the presentation of equity in earnings of unconsolidated affiliates. Equity in earnings of unconsolidated affiliates was previously presented in Net sales and has been revised to a separate presentation in Equity in earnings of unconsolidated affiliates. The revisions did not impact Net earnings attributable to SUPERVALU INC. or net earnings per share for any period. Prior period amounts have been revised to conform to the current period presentation.

(2)	Independent Business operating earnings for the year-to-date ended September 6, 2014 include $1 of severance costs. Independent Business operating earnings for the year-to-date ended September 7, 2013 include severance costs of $13, contract breakage and other costs of $1, offset in part by a gain on sale of property of $14.

(3)	Save-A-Lot operating earnings for the year-to-date ended September 7, 2013 include a legal settlement charge of $5, non-cash asset impairment charges of $3 and severance costs of $2.

(4)	Retail Food operating earnings for the year-to-date ended September 7, 2013 include non-cash asset impairment charges related to abandoned software projects of $9, severance costs and accelerated stock-based compensation charges of $7 and contract breakage costs of $2.

(5)	Corporate operating loss for the year-to-date ended September 6, 2014 includes information technology intrusion costs, net of insurance receivable of $1. Corporate operating loss for the year-to-date ended September 7, 2013 includes severance costs of $17, contract breakage and other costs of $2 and non-cash asset impairment charges of $2.

(6)	Interest expense, net for the year-to-date ended September 6, 2014 includes unamortized financing cost charges of $2. Interest expense, net for the year-to-date ended September 7, 2013 includes unamortized financing cost charges and original issue discount acceleration of $98 and debt refinancing costs of $71.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	September 6, 2014	February 22, 2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$88	$83
Receivables, net	528	493
Inventories, net	993	861
Other current assets	114	106
Total current assets	1,723	1,543
Property, plant and equipment, net	1,455	1,497
Goodwill	862	847
Intangible assets, net	48	43
Deferred tax assets	255	287
Other assets	143	157

Total assets	$4,486	$4,374

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,184	$1,043
Accrued vacation, compensation and benefits	203	190
Current maturities of long-term debt and capital lease obligations	36	45
Other current liabilities	208	213
Total current liabilities	1,631	1,491
Long-term debt	2,483	2,486
Long-term capital lease obligations	227	246
Pension and other postretirement benefit obligations	454	536
Long-term tax liabilities	141	140
Other long-term liabilities	184	205
Commitments and contingencies
SUPERVALU INC. stockholders' deficit	(643)	(738)
Noncontrolling interests(1)	9	8
Total stockholders' deficit	(634)	(730)

Total liabilities and stockholders’ deficit	$4,486	$4,374

(1)	In the first quarter of fiscal 2015, the Company revised the presentation of noncontrolling interests as presented in the Company’s Condensed Consolidated Financial Statements. Noncontrolling interests were previously presented in Other long-term liabilities in the Condensed Consolidated Balance Sheets and have been revised as a component to Stockholders’ deficit.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Year-to-Date Ended	Year-to-Date Ended
	September 6, 2014	September 7, 2013
(In millions)	(28 weeks)	(28 weeks)

Cash flows from operating activities
Net earnings including noncontrolling interests	$78	$129
(Loss) income from discontinued operations, net of tax	(1)	191
Net earnings (loss) from continuing operations	79	(62)
Adjustments to reconcile Net earnings (loss) from continuing operations to Net cash provided by (used in) operating activities - continuing operations:
Asset impairment and other charges	2	186
Net gain on sale of assets and exits of surplus leases	(6)	(18)
Depreciation and amortization	154	168
LIFO charge (credit)	4	(1)
Deferred income taxes	(6)	7
Stock-based compensation	13	15
Net pension and other postretirement benefits cost	13	43
Contributions to pension and other postretirement benefit plans	(68)	(95)
Other adjustments	14	20
Changes in operating assets and liabilities, net of effects from business acquisitions	(41)	(376)
Net cash provided by (used in) operating activities - continuing operations	158	(113)
Net cash provided by (used in) operating activities - discontinued operations	2	(111)
Net cash provided by (used in) operating activities	160	(224)

Cash flows from investing activities
Proceeds from sale of assets	5	6
Purchases of property, plant and equipment	(84)	(37)
Payments for business acquisitions	(47)	-
Other	5	2
Net cash used in investing activities - continuing operations	(121)	(29)
Net cash provided by investing activities - discontinued operations	-	112
Net cash (used in) provided by investing activities	(121)	83

Cash flows from financing activities
Proceeds from issuance of debt	-	2,052
Proceeds from sale of common stock	5	175
Payments of debt and capital lease obligations	(31)	(1,964)
Distribution to noncontrolling interests(1)	(6)	(7)
Payments of debt financing costs	(3)	(146)
Other	1	(1)
Net cash (used in) provided by financing activities - continuing operations	(34)	109
Net cash used in financing activities - discontinued operations	-	(36)
Net cash (used in) provided by financing activities	(34)	73
Net increase (decrease) in cash and cash equivalents	5	(68)
Cash and cash equivalents at beginning of year	83	149
Cash and cash equivalents at the end of year	$88	$81

SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Capital lease asset additions	$1	$2
Purchases of property, plant and equipment included in Accounts payable	$9	$9
Interest and income taxes paid:
Interest paid (net of amounts capitalized)	$83	$126
Income taxes paid (net of refunds)	$25	$104

(1)	In the first quarter of fiscal 2015, the Company revised the presentation of noncontrolling interests as presented in the Company’s Condensed Consolidated Financial Statements. Distributions to noncontrolling interests were previously presented as a reduction of cash flows from operating activities in the Condensed Consolidated Statements of Cash Flows and have been revised as distributions to noncontrolling interests within financing activities.

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 22, 2014.

RECONCILIATION OF EARNINGS (LOSS) FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	Second Quarter Ended September 6, 2014
			Diluted Earnings Per
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Share

Continuing operations	$49	$31	$0.11
Adjustments:
Information technology intrusion costs, net of insurance recoverable	1	1	-
Continuing operations after adjustments	$50	$32	$0.11

Table 2
	Year-To-Date Ended September 6, 2014
			Diluted Earnings Per
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Share

Continuing operations	$121	$79	$0.29
Adjustments:
Information technology intrusion costs, net of insurance recoverable	1	1	-
Severance costs	1	1	-
Unamortized financing cost charges	2	1	0.01
Continuing operations after adjustments	$125	$82	$0.30

Table 3
	Second Quarter Ended September 7, 2013
			Diluted Earnings Per
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Share

Continuing operations	$62	$40	$0.15
Adjustments:
Gain on sale of property	(14)	(9)	(0.03)
Legal settlement charge	5	3	0.01
Continuing operations after adjustments	$53	$34	$0.13

Table 4
	Year-To-Date Ended September 7, 2013
	(Loss) Earnings	(Loss) Earnings	Diluted (Loss)
(In millions, except per share data)	Before Tax	After Tax	Earnings Per Share

Continuing operations	$(102)	$(62)	$(0.26)
Adjustments:
Unamortized financing cost charges and original issue discount acceleration	98	60	0.24
Debt refinancing costs	71	44	0.17
Severance costs and accelerated stock-based compensation charges	39	24	0.09
Asset impairment and other charges	14	9	0.03
Legal settlement charge	5	3	0.01
Contract breakage and other costs	5	2	0.01
Gain on sale of property	(14)	(9)	(0.03)
Continuing operations after adjustments	$116	$71	$0.26

TABLE 5: RECONCILIATION OF OPERATING EARNINGS FROM CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

	Second Quarter Ended	Second Quarter Ended	Year-To-Date Ended	Year-To-Date Ended
	September 6, 2014	September 7, 2013	September 6, 2014	September 7, 2013
(In millions)	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)

Independent Business operating earnings, as reported	$54	$73	$120	$128
Adjustments:
Severance costs and accelerated stock-based compensation charges	-	-	1	13
Contract breakage and other costs	-	-	-	1
Gain on sale of property	-	(14)	-	(14)
Independent Business operating earnings, as adjusted	54	59	121	128
Independent Business depreciation and amortization	11	11	26	29
LIFO charge	1	-	2	1
Independent Business adjusted EBITDA(1)	$66	$70	$149	$158

Save-A-Lot operating earnings, as reported	$26	$32	$72	$84
Adjustments:
Severance costs	-	-	-	2
Asset impairment and other charges	-	-	-	3
Legal settlement charge	-	5	-	5
Save-A-Lot operating earnings, as adjusted	26	37	72	94
Save-A-Lot depreciation and amortization	15	15	35	35
Save-A-Lot adjusted EBITDA(1)	$41	$52	$107	$129

Retail Food operating earnings, as reported	$20	$7	$50	$14
Adjustments:
Severance costs and accelerated stock-based compensation charges	-	-	-	7
Asset impairment and other charges	-	-	-	9
Contract breakage and other costs	-	-	-	2
Retail Food operating earnings, as adjusted	20	7	50	32
Retail Food depreciation and amortization	39	44	93	104
LIFO charge (credit)	1	(1)	2	(2)
Equity in earnings of unconsolidated affiliates(2)	1	1	2	2
Net earnings attributable to noncontrolling interests(2)	(2)	(1)	(4)	(4)
Retail Food adjusted EBITDA(1)(2)	$59	$50	$143	$132

Corporate operating loss, as reported	$(6)	-	$(13)	$(30)
Adjustments:
Information technology intrusion costs, net of insurance recoverable	1	-	1	-
Severance costs and accelerated stock-based compensation charges	-	-	-	17
Contract breakage and other costs	-	-	-	2
Asset impairment and other charges	-	-	-	2
Corporate operating loss, as adjusted	(5)	-	(12)	(9)
Corporate depreciation and amortization	-	-	-	-
Corporate adjusted EBITDA(1)	$(5)	$-	$(12)	$(9)

Total adjusted EBITDA(1)(2)	$161	$172	$387	$410

Pro forma adjustment:
Incremental administrative expense reimbursements(3)	-	-	-	11

Total pro forma adjusted EBITDA(1)(2)(3)	$161	$172	$387	$421

(1)	The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge (credit), equity earnings of unconsolidated affiliates, earnings attributable to noncontrolling interests and any unusual items.

(2)	In the first quarter of fiscal 2015, the Company revised its definition of Adjusted EBITDA to include equity in earnings of unconsolidated affiliates and net earnings attributable to noncontrolling interests in order for previously reported Adjusted EBITDA measures to remain unchanged when reconciling from segment operating earnings after corrections to certain condensed consolidated financial statement line items were made.

(3)	Incremental administrative expense reimbursements represents additional fees that the Company would have received under the Transition Services Agreements between SUPERVALU INC. and New Albertson's, Inc. ("NAI") and between SUPERVALU INC. and Albertson's LLC ("ABS") entered into in connection with the sale of the NAI retail banners to AB Acquisition, LLC (the "NAI TSA") on March 21, 2013 (the "NAI Banner Sale"), net of the fees recognized under the previous agreement between SUPERVALU INC. and ABS, which was terminated on the closing of the NAI Banner Sale. The NAI TSA provides NAI and ABS with certain administrative and other services following the closing of the NAI Banner Sale for an initial term of two and a half years following the sale and is subject to certain adjustments under the terms of the agreement, such as a decrease in the number of stores and distribution centers operated by NAI and ABS. Upon commencement of discontinued operations presentation in accordance with GAAP, SUPERVALU INC. retained certain administrative functions for which SUPERVALU INC. agreed to provide transitional services to NAI similar to those previously provided to ABS. This pro forma adjustment is intended to provide investors an understanding as to the effects of administrative expenses reported by SUPERVALU INC. under discontinued operations presentation in accordance with GAAP, which subsequent to the NAI Banner Sale are covered under the NAI TSA. This pro forma adjustment is directly attributable to the NAI Banner Sale and the presentation of reporting thereon, is derived from the terms of the NAI TSA, and will have a continuing impact on SUPERVALU INC.'s results.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com